EXHIBIT 24.2


                DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC

                       Assistant Secretary's Certificate
                       ---------------------------------


     I, Byron C. Babbish, the Assistant Secretary of DaimlerChrysler Financial Services Americas LLC, a Michigan limited liability company ("DCFS"), do hereby certify as follows:

     1. attached hereto as Exhibit A is a true, correct and complete copy of resolutions duly adopted on October 16, 2006 by the sole Manager of DCFS by unanimous written consent. Such resolutions have not been amended or modified, and are in full force and effect on the date hereof in the form adopted. No other resolutions have been adopted by the Managers of DCFS or by any committee thereof or designated thereby with respect to the transactions referred to in such resolutions; and

     2. I am a duly elected, qualified and acting Assistant Secretary of DCFS.


     IN WITNESS WHEREOF, I have signed this Certificate as of the date hereof.



Date: October 18, 2006


                                    /s/ Byron C. Babbish
                                  -----------------------------------
                                        Byron C. Babbish
                                        Assistant Secretary
                                        DaimlerChrysler Financial
                                        Services Americas LLC


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     I, Steven C. Poling, Assistant Secretary of DCFS, do hereby certify that
Byron C. Babbish is on the date hereof and has been at all relevant times, the duly elected, qualified and acting Assistant Secretary of DCFS, and the signature set forth above is his genuine signature.



Date: October 18, 2006

                                    /s/ Steven C. Poling
                                  -----------------------------------
                                    Name: Steven C. Poling
                                    Title: Assistant Secretary
                                    DaimlerChrysler Financial
                                    Services Americas LLC


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                                   EXHIBIT A

                DAIMLERCHRYSLER FINANCIAL SERVICES AMERICAS LLC

                      RESOLUTIONS ADOPTED BY THE MANAGER



     RESOLVED, that the Company is hereby authorized to sell receivables consisting of motor vehicle retail installment sale contracts secured by new or used automobiles and light duty trucks (the "Receivables") in an aggregate principal balance of up to $15 billion.

     RESOLVED, that the form of Registration Statement on Form S-3 attached hereto for registration under the Securities Act of 1933, as amended (the "Securities Act"), of securities (the "Securities") to be issued by certain trusts to be formed by this Company (the "Registration Statement") is hereby approved, and that the proper officers of this Company are hereby authorized to execute, and, when executed by such officers and by at least a majority of the Managers of this Company, to file with the Securities and Exchange Commission (the "Commission") the Registration Statement in such form or with such changes thereto as such officers, in their discretion, shall approve, and any amendment or amendments to the Registration Statement, including any pre and post-effective amendments to the Registration Statement, that they, in their discretion, shall deem necessary or desirable, and to do all such other acts and things, including the preparation and filing with the Commission of prospectuses and prospectus supplements relating to the Securities registered, as they, in their discretion, shall deem necessary or desirable in connection with such registration, including expending the funds of this Company, the execution of such Registration Statement or any amendment thereto or the filing of any such prospectus or prospectus supplement with the Commission by any such officer or officers to be conclusive evidence of their approval thereof.

     RESOLVED, that the officers of this Company are hereby authorized and directed to determine from time to time the states in which appropriate action shall be taken


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     to qualify or register for sale all or such part of the Securities as any of such officers may deem advisable; that each of such officers or such other person or persons as any of them may designate is hereby authorized to perform on behalf of this Company any and all acts as he or she may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by an officer of any such paper or document in connection with the foregoing matters shall conclusively establish his or her authority therefor from this Company and the approval and ratification by this Company of the papers and documents so executed and the action so taken.

     RESOLVED, that the forms of each of the following agreements or instruments which are included as exhibits to the Registration Statement, as such forms may be amended by any officers of the Company in their discretion, be, and they hereby are, approved in all respects:

     (i)   form of Underwriting Agreement for the Securities;

     (ii) form of Indenture between the Trust and the Indenture Trustee (including forms of Notes);

     (iii) form of Trust Agreement among the Company, an affiliate of the Company and the Owner Trustee (including forms of Certificates);

     (iv) form of Sale and Servicing Agreement among the Company, the Servicer and the Trust;

     (v) form of Administration Agreement among the Trust, the Company and the Indenture Trustee; and

     (vi) form of Purchase Agreement between the Company and a wholly-owned subsidiary of the Company.


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     RESOLVED, that T. L. Hackman, Vice President, General Counsel and
     Secretary of this Company, is hereby designated an agent of this Company for service of process in connection with the Registration Statement, as in effect from time to time, with authority to receive notices and communications for this Company with respect to the registration under the Securities Act effected thereunder, and with all the powers consequent upon such designation under the rules and regulations of the Commission.

     RESOLVED, that any officer of this Company is hereby authorized to sign on behalf of this Company, as registrant, the Registration Statement and any amendment or amendments thereto, including any post-effective amendments, which he, in his discretion, deems to be necessary or desirable.

     RESOLVED, that each officer and manager who may be required or entitled to execute the Registration Statement or any amendment thereto, including any post-effective amendment thereto (whether on behalf of the Company or as an officer or manager thereof or by attesting the seal of the Company or otherwise) be, and he hereby is, authorized to execute a power of attorney appointing T. L. Hackman, Byron C. Babbish, and Steven C. Poling, each of them severally, his true and lawful attorney(s) to execute in his name, place and stead in any such capacity the Registration Statement and any and all amendments thereto, including post-effective amendments, and to file the same with the Securities and Exchange Commission, each of said attorneys to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the said officers and managers every act whatsoever necessary or advisable to be done in the premises as fully as, and to the same extent that, such officer or manager might or could do in person.

     RESOLVED, that the proper officers of this Company are hereby authorized and directed, acting in the name and on behalf of this Company and under its seal or otherwise, to prepare, execute and deliver, file and record all instruments, documents, and other papers, and to do all such other acts and things as they, in


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     their discretion and with advice of counsel, may deem necessary or desirable to carry into effect the foregoing resolutions.



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